Exhibit 16.1

February 28, 2008

Securities and Exchange Commission

Washington, D.C. 20549-7561

Commissioners:

We have read Aldabra 2 Acquisition Corp.’s statements included under Item 4.01 of its Form 8-K filed on February 28, 2008 and we agree with such statements concerning our firm.

Sincerely,

/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP